UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2006
HealthMarkets, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

9151 Boulevard 26, North Richland Hills, Texas	76180

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 255-5200
(Former name and address, if changed since last report)
N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Election of Director
     Effective August 30, 2006, the Board of Directors of the Company appointed Andrew S. Kahr to serve on the Company’s Board of Directors, to serve until his successor is elected and duly qualified. Mr. Kahr has served as a financial services consultant with Eden Properties, SA, St. Moritz, Switzerland since March 2003. He served as a financial services consultant with Sodemo, SA, St. Moritz, Switzerland from February 1986 until March 2003. Mr. Kahr holds a BA from Harvard College and a Ph.D. in Mathematics from the Massachusetts Institute of Technology.
     The Board of Directors also granted to Mr. Kahr an option to purchase 4,200 shares of the Company’s Class A-1 Common Stock at an exercise price of $38.37 per share, pursuant to the Company’s 2006 Management Stock Option Plan and a separate Nonqualified Stock Option Agreement, in the form filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.
Appointment and Departure of Principal Officer
     Effective August 30, 2006, the Company’s Board of Directors appointed Michael A. Colliflower to serve as Executive Vice President, General Counsel and Chief Compliance Officer. Mr. Colliflower joined the Company in July 2005 as Senior Vice President and General Counsel - Insurance Operations. Mr. Colliflower will succeed Glenn W. Reed, whose employment with the Company terminated effective September 1, 2006.
Item 8.01 Other Events.
Advisory and Placement Agreements
     On August 30, 2006, the independent directors of HealthMarkets, Inc. (the “Company”) approved the execution and delivery of two agreements with The Blackstone Group, L.P. Affiliates of The Blackstone Group hold approximately 55.3% of the Company’s outstanding equity securities.
     Pursuant to the terms of an advisory agreement, Blackstone Group, L.P. has agreed to provide certain financial and mergers and acquisition advisory services to The MEGA Life and Health Insurance Company (a indirect wholly owned subsidiary of the Company) (“MEGA”). In accordance with the terms of the advisory agreement, MEGA has agreed to pay to an advisory affiliate of The Blackstone Group a one-time investment banking fee in the amount of $1.52 million in connection with MEGA’s sale on July 11, 2006 of substantially all of the assets comprising its Star HRG operations. The terms of the advisory agreement are subject to approval by the Oklahoma Department of Insurance.
     The Company has also entered into a placement agreement with The Blackstone Group, L.P., pursuant to which the Company has agreed to pay to an advisory affiliate of The Blackstone Group a fee in the amount of $1.52 million for securities placement and structuring services in connection with a private placement of securities completed on August 16, 2006.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
          The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
10.1	Nonqualified Stock Option Agreement, dated as of August 30, 2006, between HealthMarkets, Inc and Andrew S. Kahr

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthMarkets, Inc.

Date: September 6, 2006	By:	/s/ MICHAEL A. COLLIFLOWER

Name: Michael A. Colliflower
Title: Executive Vice President, General Counsel
and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Nonqualified Stock Option Agreement, dated as of August 30, 2006, between HealthMarkets, Inc and Andrew S. Kahr